Exhibit 10.1

securities PURCHASE AGREEMENT

BY AND AMONG

LEXEO THERAPEUTICS, INC.

AND

THE PURCHASERS

May 27, 2025

TABLE OF CONTENTS

1.	Definitions	5
2.	Purchase and Sale of Securities	8
2.1	Purchase and Sale	8
2.2	Closing	8
3.	Representations and Warranties of the Company	9
3.1	Financial Statements	9
3.2	No Material Adverse Change	9
3.3	Organization and Good Standing	9
3.4	Capitalization	10
3.5	Stock Options	10
3.6	Due Authorization	10
3.7	Valid Issuance	11
3.8	No Violation or Default	11
3.9	No Conflicts	11
3.10	No Consents Required	11
3.11	Legal Proceedings	12
3.12	Title to Real and Personal Property	12
3.13	Intellectual Property	13
3.14	Investment Company Act	14
3.15	Taxes	14
3.16	Licenses and Permits	14
3.17	No Labor Disputes	14
3.18	Certain Environmental Matters	14
3.19	Compliance with ERISA	15
3.20	Disclosure Controls	15
3.21	Accounting Controls	16
3.22	Insurance	16
3.23	Cybersecurity; Data Protection	16
3.24	No Unlawful Payments	17
3.25	Compliance with Anti-Money Laundering Laws	17
3.26	No Conflicts with Sanctions Laws	17
3.27	No Registration Rights	17
3.28	Sarbanes-Oxley Act	18
3.29	Status under the Securities Act	18
3.30	Clinical Trials, Preclinical Studies and Tests and Regulatory Compliance	18
3.31	Regulatory Filings	19
3.32	Compliance with Health Care Laws	19
3.33	Brokers and Finders	19
3.34	No Additional Agreements	19
3.35	Transactions with Affiliates and Employees	20
3.36	Shell Company Status	20
3.37	OFAC	20
3.38	Brokers and Finders	20
3.39	Reliance by the Purchasers	20
3.40	SEC Reports	20
3.41	Regulation M Compliance	20
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3.42	Private Placement	20
4.	Representations and Warranties of Each Purchaser	21
4.1	Organization	21
4.2	Authorization	21
4.3	No Conflict	21
4.4	Consents	21
4.5	Residency	21
4.6	Brokers and Finders	21
4.7	Investment Representations and Warranties	22
4.8	Intent	22
4.9	Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks	22
4.10	Tax Advisors	22
4.11	Securities Not Registered; Legends	23
4.12	Placement Agents	24
4.13	Reliance by the Company	24
4.14	No General Solicitation	24
4.15	No Reliance	24
4.16	Access to Information	25
4.17	Certain Trading Activities	25
5.	Covenants	25
5.1	Further Assurances	25
5.2	Listing	25
5.3	Disclosure of Transactions	26
5.4	Integration	26
5.5	Pledge of Securities	26
5.6	Subsequent Equity Sales	27
5.7	Reservation of Common Stock	27
5.8	Use of Proceeds	27
5.9	Removal of Legends	27
5.10	Material Non-Public Information	28
5.11	Equal Treatment of Purchasers	28
5.12	Blue Sky Laws	28
5.13	Indemnification	29
6.	Conditions of Closing	29
6.1	Conditions to the Obligation of the Purchasers	29
6.2	Conditions to the Obligation of the Company	31
7.	Termination	31
7.1	Conditions of Termination	31
8.	Miscellaneous Provisions	32
8.1	Interpretation	32
8.2	Notices	32
8.3	Severability	33

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8.4	Governing Law; Submission to Jurisdiction; Venue	33
8.5	Waiver	33
8.6	Expenses	34
8.7	Assignment	34
8.8	Confidential Information	34
8.9	Third Parties	35
8.10	Independent Nature of Purchasers’ Obligations and Right	35
8.11	Counterparts	35
8.12	Entire Agreement; Amendments	35
8.13	Survival	36
8.14	Mutual Drafting	36
8.15	Reliance	36
8.16	Additional Matters	36
8.17	Waiver of Jury Trial	36

Exhibits

iii

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of May 27, 2025, by and among Lexeo Therapeutics, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A attached to this Agreement (each, a “Purchaser” and together, the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), warrants to purchase Common Stock in the form attached hereto as Exhibit B-1 (the “Common Warrants”), and/or pre-funded warrants to purchase Common Stock in the form attached hereto as Exhibit B-2 (the “Pre-Funded Warrants,” together with the Common Warrants, the “Warrants” and the Warrants collectively with the Shares (as defined below), the “Securities”); and

WHEREAS, contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares (as defined below) and the Warrant Shares (as defined below) under the Securities Act and applicable state securities laws; and

WHEREAS, J.P. Morgan Securities LLC (“J.P. Morgan”), Oppenheimer & Co. Inc. (“Oppenheimer”), Leerink Partners LLC (“Leerink Partners”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), Guggenheim Securities, LLC (“Guggenheim”) and Robert W. Baird & Co. Incorporated (“Baird”) have been engaged as placement agents for the offering of the Securities.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Purchaser, severally and not jointly, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Actions” has the meaning set forth in Section 3.11.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the recitals hereof.

“Amended and Restated Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as currently in effect.

“Amended and Restated Bylaws” shall mean the Bylaws of the Company, as currently in effect.

“Anti-Money Laundering Laws” has the meaning set forth in Section 3.25 hereof.

“Baird” has the meaning set forth in the recitals hereof.

“Board of Directors” means the board of directors of the Company.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” shall mean May 28, 2025.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals hereof.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Common Warrants” has the meaning set forth in the recitals hereof.

“Company” has the meaning set forth in the recitals hereof.

“Company Stock Plans” has the meaning set forth in Section 3.5 hereof.

“Covered Person” has the meaning set forth in Section 3.33 hereof.

“Disclosure Document” has the meaning set forth in Section 5.3 hereof.

“Disqualification Event” has the meaning set forth in Section 3.33 hereof.

“Environmental Laws” has the meaning set forth in Section 3.18 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“FDA” has the meaning set forth in Section 3.30.

“GAAP” has the meaning set forth in Section 3.1 hereof.

“Guggenheim” has the meaning set forth in the recitals hereof.

“Health Care Laws” has the meaning set forth in Section 3.32 hereof.

“Intellectual Property” has the meaning set forth in Section 3.13 hereof.

“IT Systems” has the meaning set forth in Section 3.23 hereof.

“J.P. Morgan” has the meaning set forth in the recitals hereof.

“Leerink Partners” has the meaning set forth in the recitals hereof.

“Material Adverse Effect” has the meaning set forth in Section 3.3.

“Nasdaq Market” means the Nasdaq Global Market.

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Oppenheimer” has the meaning set forth in the recitals hereof.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” has the meaning set forth in Section 3.23 hereof.

“Placement Agents” means J.P. Morgan, Oppenheimer, Leerink Partners, Stifel, Guggenheim and Baird.

“Pre-Funded Warrants” has the meaning set forth in the recitals hereof.

“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Purchaser” and “Purchasers” have the meanings set forth in the recitals hereof.

“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(j) hereof.

“Regulatory Authorities” has the meaning set forth in Section 3.30.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Sanctioned Territory” has the meaning set forth in Section 3.26 hereof.

“Sanctions” has the meaning set forth in Section 3.26 hereof.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025 and (ii) any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K filed or furnished (as applicable) by the Company after December 31, 2024, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities” has the meaning set forth in the recitals hereof.

“Securities Act” has the meaning set forth in the recitals hereof.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement but excluding the Warrant Shares.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stifel” has the meaning set forth in the recitals hereof.

“Stock Options” has the meaning set forth in Section 3.5.

“Studies” has the meaning set forth in Section 3.30.

“Subscription Amount” means the aggregate amount to be paid for the Shares and Warrants purchased hereunder as indicated under the heading “Subscription Amount” on Exhibit A.

“Transaction Agreements” shall mean this Agreement, the Registration Rights Agreement, the Common Warrant, the Pre-Funded Warrant, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder and thereunder.

“Transfer Agent” shall mean Equiniti Trust Company, LLC, or such other financial institution that provides transfer agent services as proposed by the Company and consented to by the Purchasers, which consent shall not be unreasonably withheld.

“Warrants” has the meaning set forth in the recitals hereof.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Willful Breach” has the meaning set forth in Section 7 hereof.

2. Purchase and Sale of Securities.

2.1 Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, the number and type of Securities, for the Subscription Amount, set forth opposite the Purchaser’s name set forth on Exhibit A. The purchase price per unit of one Share and an accompanying Common Warrant to purchase one-half of one share of Common Stock is $2.8825. The purchase price per unit of one Pre-Funded Warrant and an accompanying Common Warrant to purchase one-half of one share of Common Stock is $2.8824.

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Securities (the “Closing”) shall occur remotely via the exchange of documents and signatures on the Closing Date. At the Closing, the Securities shall be issued and registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Securities to be purchased by such Purchaser at such Closing as set forth in Exhibit A, in each case against payment to the Company of the purchase price therefor in full by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions attached hereto as Exhibit E. In the event that the Closing does not occur within three business days after the Closing Date, the Company shall promptly (but not later than one business day thereafter) return the previously wired amounts to each respective Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by each Purchaser, and any book entries for the Shares shall be deemed cancelled. On the Closing Date, the Company will issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.11 hereof) and shall provide evidence of such issuance from the Company’s Transfer Agent as of the Closing Date to each Purchaser. The failure of the Closing to occur on the Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers and the Placement Agents that the statements contained in this Section 3 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1 Financial Statements. The financial statements (including the related notes thereto) of the Company included or incorporated by reference in the SEC Reports comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act and present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations, stockholders’ equity (deficit) and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the SEC Reports present fairly in all material respects the information required to be stated therein; the other financial information included or incorporated by reference in the SEC Reports has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Except as set forth in the financial statements of the Company included in the SEC Reports prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except for those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect (defined below). The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

3.2 No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Reports, (i) there has not been any material change in the capital stock of the Company (other than the issuance of shares of Common Stock upon exercise of stock options described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the SEC Reports), short-term debt or long-term debt of the Company (in each case, except as otherwise disclosed in the SEC Reports), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company ; (ii) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company (except as otherwise disclosed in the SEC Reports); and (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the SEC Reports.

3.3 Organization and Good Standing. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

3.4 Capitalization. The Company has an authorized capitalization consisting of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; except (a) as described in or expressly contemplated by the SEC Reports and (b) for equity incentive awards granted under the Company Stock Plans, there are no outstanding rights (including, without limitation, pre-emptive rights that have not been duly waived or satisfied), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports.

3.5 Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of Directors (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and, to the knowledge of the Company (other than with respect to due execution and delivery by the Company), the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Market and any other exchange on which Company securities are traded, in all material respects, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company in all material respects. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its results of operations or prospects.

3.6 Due Authorization. The Company has full right, power and authority to execute and deliver the Transaction Agreements and to perform its obligations under the Transaction Agreements, including the issuance and sale of the Securities and the issuance of the shares of Common Stock issuable upon exercise of the Warrants and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Agreements and the consummation by it of the transactions contemplated by the Transaction Agreements, including the issuance and sale of the Securities and the issuance of the Warrant Shares, has been duly and validly taken. Each of the Transaction Agreements has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.7 Valid Issuance. The Shares being purchased by the Purchasers hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws), and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Warrants against full payment therefor in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws), and the holder of the Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties made by the Purchasers in Section 4, the offer and sale of the Securities to the Purchasers is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.8 No Violation or Default. The Company is not (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or asset of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.9 No Conflicts. The execution, delivery and performance by the Company of the Transaction Agreements, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Agreements will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property, right or asset of the Company is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.10 No Consents Required. Assuming the accuracy of the representations and warranties of the Purchasers, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Transaction Agreements, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Agreements, except for (i) the registration of the Shares and the Warrant Shares under the Securities Act pursuant to the Registration Rights Agreement and such consents, approvals, authorizations, orders and registrations or qualifications as may be required in connection therewith, (ii) the filing of any requisite notices and/or application(s) to the Nasdaq Market for the issuance and sale of the Shares or the Warrant Shares and the listing of the Shares or the Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iii) those that have been made or obtained prior to the date of this Agreement, and (iv) as may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Shares or the Warrant Shares by the Company in the manner contemplated herein.

3.11 Legal Proceedings. Except as described in the SEC Reports, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company is or may reasonably be expected to become a party or to which any property of the Company is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or, except as described in the SEC Reports, threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act or the Exchange Act to be described in the SEC Reports that are not so described in the SEC Reports and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act or the Exchange Act to be filed as exhibits to the SEC Reports that are not so filed as exhibits to the SEC Reports or described in the SEC Reports.

3.12 Title to Real and Personal Property. The Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.13 Intellectual Property. (i) The Company owns or possesses or has the right to use all patents, patent applications, software and software developments, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights, authors’ rights and copyrightable works, know-how, trade secrets, systems, procedures, inventions, licenses, technology, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) necessary to carry on its business as now operated, or as proposed to be conducted; (ii) except as described in the SEC Reports, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) the Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (v) there is no prior art of which the Company is aware that may render any patent held by the Company invalid or any patent application held by the Company un-patentable which has not been disclosed to the U.S. Patent and Trademark Office; (vi) to the knowledge of the Company, the Company’s conduct of its business does not infringe, misappropriate or otherwise violate any Intellectual Property of any person and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vii) the Company has not received any written notice of any claim of ownership or inventorship with respect to the Company’s owned Intellectual Property; (viii) the Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the Company where the value to the Company is contingent upon maintaining the confidentiality thereof and no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company, all of whom are bound by written confidentiality agreements; and (ix) to the knowledge of the Company, the Intellectual Property of the Company is not being infringed, misappropriated or otherwise violated by any person. Each patent application owned, or purported to be owned by the Company is being diligently prosecuted and each issued patent owned or purported to be owned by the Company is being diligently maintained. Except as disclosed in the SEC Reports, all Intellectual Property rights described in the SEC Reports as owned by the Company are owned solely by the Company. All Intellectual Property rights owned or purported to be owned by the Company are owned free and clear of all material liens, encumbrances, defects or other restrictions. The Company is not aware of any specific facts that would form a reasonable basis for a finding that any of the issued or granted patents owned by the Company is invalid or unenforceable and, to the knowledge of the Company, all such issued or granted patents are valid and enforceable. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any agreement made in settlement of any pending or threatened litigation, which restricts or impairs its use of any Intellectual Property rights, except as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company. All of the Company’s employment agreements and consulting agreements contain, to the extent permitted by applicable law, provisions requiring the disclosure of any inventions and effecting the automatic transfer to the Company of all rights, titles and interests in intellectual property, including intellectual property rights in and to any creation, made by such employees and consultants from the beginning of their employment. All payments in connection with such transfers have been duly made to the Company’s employees and consultants in accordance with applicable law, employment agreements and consulting agreements. To the knowledge of the Company, no current or former employee or consultant of the Company is in violation of the confidentiality and invention disclosure and assignment obligations to the Company included in their respective employment agreement or consultant agreement. All employees and consultants have executed an employment agreement or consulting agreement, as applicable, with the Company. All of the Company’s sub-contractor agreements contain the provisions necessary to ensure, to the extent permitted by applicable law, the transfer to the Company of all material Intellectual Property rights with respect to the work performed on behalf of the Company, except with respect to background intellectual property belonging to such sub-contractors.

3.14 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the Warrant Shares and the application of the proceeds thereof as described in the SEC Reports, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.15 Taxes. The Company has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed by it through the date hereof (except where the failure to pay or file would not, individually or in the aggregate, have a Material Adverse Effect); and except as otherwise disclosed in the SEC Reports, there is no tax deficiency that has been, or could reasonably be expected to be, asserted in writing against the Company or any of its properties or assets and that could, individually or in the aggregate, have a Material Adverse Effect. The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.

3.16 Licenses and Permits. The Company possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in each of the SEC Reports, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the SEC Reports, the Company has not received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

3.17 No Labor Disputes. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

3.18 Certain Environmental Matters. (i) The Company (x) is in compliance with all, and has not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and is in compliance with all, and has not violated any, permits, licenses, certificates or other authorizations or approvals required of it under any Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company is not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, and (z) the Company does not anticipate material capital expenditures relating to any Environmental Laws.

3.19 Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of ERISA, for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for non-compliance that would not reasonably be expected to result in a material liability to the Company; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

3.20 Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. To the extent applicable as of the date of this Agreement, the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

3.21 Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that is designed to comply with the applicable requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive officer and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls (a) designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities and (b) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting known to the Company which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.22 Insurance. The Company has insurance covering its properties, operations, personnel and business, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Company and its business; and the Company (i) has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

3.23 Cybersecurity; Data Protection. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including all data of its employees, suppliers, vendors and any third-party data under the control of and maintained by the Company) (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, in each case, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company implements and maintains commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and personal, personally identifiable, or regulated data comprising personal data (“Personal Data”) collected, used or otherwise processed in connection with its business, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, approved and released internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

3.24 No Unlawful Payments. Neither the Company nor any director, officer or employee of the Company nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

3.25 Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.26 No Conflicts with Sanctions Laws. Neither the Company nor any of its directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Special Economic Measures Act (Canada) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065), the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Territory”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Territory or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Territory.

3.27 No Registration Rights. No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the issuance and sale of the Securities or the filing of a registration statement with the SEC pursuant to the Registration Rights Agreement, except for such rights that have been validly waived with respect to the filing of a registration statement with the SEC pursuant to the Registration Rights Agreement prior to the date of this Agreement.

3.28 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

3.29 Status under the Securities Act. The Company is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any National Exchange on which the Common Stock is or has been listed or, quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such National Exchange or other exchange or market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements of the National Exchange or any other exchange or market on which the Common Stock is or has been listed or quoted (other than the potential of failing to satisfy the minimum bid price requirement). The issuance and sale of the Securities hereunder does not contravene, or require stockholder approval under, the rules and regulations of The Nasdaq Stock Market LLC.

3.30 Clinical Trials, Preclinical Studies and Tests and Regulatory Compliance. (i) Except as described in the SEC Reports, the clinical trials, preclinical studies and tests (collectively, “Studies”) conducted by or on behalf of or sponsored by the Company, or in which the Company has participated or in which Company product candidates have been studied, that are described in the SEC Reports, or the results of which are referred to in the SEC Reports, were, and if still pending are, being conducted in all material respects in compliance with the protocols, procedures and controls designed and approved for such studies, standard medical and scientific research procedures and all applicable statutes, rules and regulations, including good clinical practice and good laboratory practice requirements, of the applicable regulatory agencies to which they are subject, including the U.S. Food and Drug Administration (“FDA”), the Centers for Medicare and Medicaid Services, the European Medicines Agency, or any foreign, federal, state or local governmental body exercising comparable authority (collectively, the “Regulatory Authorities”); (ii) the descriptions in the SEC Reports of the results of such Studies are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) the Company does not have knowledge of any other Studies not described in the SEC Reports, the results of which are inconsistent with or call into question the results described or referred to in the SEC Reports; (iv) the Company has operated at all times and is currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; (v) the Company has provided the Purchasers with all substantive written notices, correspondence and summaries of all communications from the Regulatory Authorities and reports of Studies; (vi) the Company has not received any notices, correspondence or other communications from the Regulatory Authorities, any other governmental authority or any Institutional Review Board or ethics committee or similar body requiring or threatening the termination, material modification, suspension or clinical hold of any Studies or that call into question the studies that are described in the SEC Reports or the results of which are referred to in the SEC Reports, other than ordinary course communications with respect to modifications in connection with the design and implementation of such Studies conducted or proposed to be conducted by or on behalf of the Company, and, to the knowledge of the Company, there are no reasonable grounds for the same; (vii) the Company is not a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, plans of correction, settlement orders, or similar agreements with or imposed by any governmental or Regulatory Authority; (viii) none of the Studies described in the SEC Reports or the results of which are referred to in the SEC Reports involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA or other Regulatory Authority to have engaged in scientific misconduct and no such proceedings are pending; and (ix) the manufacturing facilities and operations of the Company and its suppliers, are and have been operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities.

3.31 Regulatory Filings. The Company has not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission or failed to obtain any required approval or authorization with respect to the product candidates of the Company that are described or referred to in the SEC Reports; all such filings, declarations, listings, registrations, reports or submissions, as applicable, were in material compliance with applicable laws when filed; and no deficiencies have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

3.32 Compliance with Health Care Laws. The Company is, and at all times has been, in compliance in all material respects with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” in all material respects means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable U.S. federal, state, local and non-U.S. health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA, the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable U.S. federal, state, local or non-U.S. laws or regulatory bodies; (vi) all other local, state, U.S. federal, national, supranational and non-U.S. laws relating to the regulation of the Company, and (vii) the directives and regulations promulgated pursuant to such statutes, and any state or non-U.S. counterpart thereof. The Company has not received any Form FDA 483, notice of adverse finding, warning letter, untitled letter or other adverse correspondence or notice from Regulatory Authorities, or notice of any deficiency, noncompliance, pending or threatened claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or Regulatory Authority or third party alleging that any product operation or activity is or potentially is in violation of any Health Care Laws nor, to the knowledge of the Company, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened or pending. The Company has filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Additionally, neither the Company nor any of its employees, officers, directors, or their respective agents has been excluded, suspended, debarred or disqualified from participation in any U.S. federal health care program or human clinical research or is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, disqualification, suspension, or exclusion, has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. Section 335a or comparable foreign law or has been liable for a civil monetary penalty under 21 U.S.C. Section 335b or comparable foreign law.

3.33 Brokers and Finders. Other than the Placement Agents, the Company is not aware of any Person (other than any Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement.

3.34 No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements. For the avoidance of doubt, the Company has not entered into any other purchase agreement with any other Person on or around the date hereof, or any other agreement in connection with any Person’s direct or indirect equity investment in the Company that includes terms and conditions that are materially more advantageous to such Person than to any Purchaser hereunder.

3.35 Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

3.36 Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144 (i)(1) under the Securities Act.

3.37 OFAC. None of the Company or, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with country or territory that is the subject of Sanction.

3.38 Brokers and Finders. Other than the Placement Agents, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees of the Placement Agents.

3.39 Reliance by the Purchasers. The Company acknowledges that each of the Purchasers will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein.

3.40 SEC Reports. The Company has filed all SEC Reports with the SEC pursuant to the reporting requirements of the Exchange Act on a timely basis. At the time they were filed with the SEC, the SEC Reports and any amendment or supplement thereto complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.41 Regulation M Compliance. The Company has not taken, directly or indirectly, without giving effect to activities by the Placement Agents, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) with respect to the Shares or the Warrant Shares, whether to facilitate the sale or resale of the Shares or the Warrant Shares.

3.42 Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Nasdaq Market. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

4. Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with any other Purchaser, represents and warrants to the Company and the Placement Agents that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date:

4.1 Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization. Such Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Purchaser on this Agreement is genuine and the signatory to this Agreement, the signatory has been duly authorized to execute the same on behalf of the Purchaser. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflict. The execution, delivery and performance of the Transaction Agreements by such Purchaser, the purchase of the Securities in accordance with their terms and the consummation by such Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (such delay or hindrance, a “Purchaser Adverse Effect”).

4.4 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement, the issuance of the Securities and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

4.5 Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on Exhibit A.

4.6 Brokers and Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.7 Investment Representations and Warranties. Each Purchaser hereby represents and warrants that, it as of the date hereof is, and on each date on which it exercises any Warrants, will be, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. Each Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). Such Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.

4.8 Intent. Each Purchaser is purchasing the Shares, Common Warrants and (as applicable) Pre-Funded Warrants, and, upon the exercise of any Warrants, will acquire the Warrant Shares issuable upon exercise thereof, solely for investment purposes, for such Purchaser’s own account and not for the account of others, and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof in violation of the Securities Act. Notwithstanding the foregoing, if such Purchaser is purchasing the Securities as a fiduciary or agent for one or more investor accounts, such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Each Purchaser has no present arrangement to sell the Securities to or through any person or entity. Each Purchaser understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Notwithstanding the foregoing, the representations in this Section 4.8 shall not restrict the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws and that nothing contained herein shall be deemed a representation or warranty by a Purchaser to hold Shares for any period of time.

4.9 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Each Purchaser, or the Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of such Purchaser or such Purchaser’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), such Purchaser can protect such Purchaser’s own interests in connection with the transactions described in this Agreement. Each Purchaser acknowledges that such Purchaser (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Each Purchaser acknowledges that such Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), such Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser. Each Purchaser is, at this time and in the foreseeable future, able to afford the loss of such Purchaser’s entire investment in the Securities and such Purchaser acknowledges specifically that a possibility of total loss exists.

4.10 Tax Advisors. Such Purchaser has had the opportunity to review with such Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Securities set forth opposite such Purchaser’s name on Exhibit A, where applicable, and the transactions contemplated by this Agreement. Such Purchaser acknowledges that Purchaser shall be responsible for any of such Purchaser’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.

4.11 Securities Not Registered; Legends. Each Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Such Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

Each Purchaser understands that the Shares and Warrant Shares may bear one or more legends in substantially the following form and substance:

“THESE SHARES OF COMMON STOCK ARE BEING OFFERED TO INVESTORS WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”). TRANSFER OF THESE SHARES OF COMMON STOCK IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.”

In addition, stock certificates representing the Shares and Warrant Shares may contain a legend regarding affiliate status of the Purchaser, if applicable.

4.12 Placement Agents. Each Purchaser hereby acknowledges and agrees that (a) each Placement Agent is acting solely as placement agent in connection with the transactions contemplated by the Transaction Agreements and neither any Placement Agent nor any of its affiliates have acted as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for such Purchaser, the Company or any other person or entity in connection with the transactions contemplated by the Transaction Agreements, (b) each Placement Agent has not made and does not make any representation or warranty, whether express or implied, of any kind or character, or has not provided any advice or recommendation to the Purchaser in connection with the transactions contemplated by the Transaction Agreements, nor is such information or advice necessary or desired, and such Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any Placement Agent, any of its affiliates or any of its control persons, officers, directors and employees, in making its investment or decision to invest in the Company, (c) each Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated by the Transaction Agreements, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) each Placement Agent will not have any liability or obligation (including, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through it, in respect of the transactions contemplated by the Transaction Agreements and no Placement Agent shall be liable to any Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with any Purchaser’s purchase of the Securities. No disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Securities. Neither the Placement Agents nor any of their respective affiliates have made or make any representation as to the quality or value of the Securities and the Placement Agents.

4.13 Reliance by the Company. Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein.

4.14 No General Solicitation. The Purchaser acknowledges and agrees that the Purchaser is purchasing the Securities directly from the Company. Purchaser became aware of this offering of the Securities solely by means of direct contact from the Placement Agents or directly from the Company as a result of a pre-existing relationship with the Company or the Placement Agents, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to Purchaser solely by direct contact between Purchaser and the Company, the Placement Agents, and/or their respective representatives. Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to Purchaser, by any other means, and none of the Company, the Placement Agents and/or their respective representatives acted as investment advisor, broker or dealer to Purchaser. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.15 No Reliance. The Purchaser further acknowledges that there have not been and Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to the Purchaser by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity (including the Placement Agents), expressly or by implication, other than the SEC Reports and those representations, warranties and covenants of the Company expressly set forth in this Agreement.

4.16 Access to Information. In making its decision to purchase the Securities, Purchaser has relied solely upon independent investigation made by Purchaser and upon the representations, warranties and covenants set forth herein. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company. Without limiting the generality of the foregoing, each Purchaser acknowledges that such Purchaser has had an opportunity to review the SEC Reports filed prior to the date hereof. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that the Purchaser has independently made his, her or its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, limit or otherwise affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.17 Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to any Purchaser's advisors, outside attorney, accountant, auditor, or investment advisor (only to the extent necessary to permit evaluation of the investment), such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5. Covenants.

5.1 Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. The Purchaser acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, (i) the Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate and (ii) the Company agrees to promptly notify each Purchaser if any of the acknowledgements, understandings, agreements, representations and warranties set forth in Section 3 of this Agreement are no longer accurate.

5.2 Listing. The Company shall cause the Shares to be listed on the Nasdaq Market prior to or at the Closing and shall use its commercially reasonable efforts to maintain the listing and trading of its Common Stock on the Nasdaq Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of the Nasdaq Market.

5.3 Disclosure of Transactions. The Company shall, (i) if this Agreement is signed on a day that is not a business day or before midnight (New York City time) on any business day, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any business day, no later than 9:29 a.m. (New York City time), on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agents, file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, by the other Transaction Agreements (and including as exhibits to such Current Report on Form 8-K the material Transaction Agreements (including, without limitation, this Agreement and the Registration Rights Agreement)) and all other material non-public information provided to the Purchasers, including any subsequent event that is required to be disclosed by the Company under applicable securities laws as of the time referenced in clauses (i) or (ii) above, as applicable. Upon the issuance of the Disclosure Document, the Company covenants to the Purchasers that no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, or employees or agents, that is not disclosed in the Disclosure Document except in the case of information that may have been provided pursuant to any confidentiality agreement between the Company and a Purchaser, provided that to the extent that such information constitutes material non-public information of the Company, the Company covenants and agrees to publicly release such information simultaneously with the Disclosure Document, upon which time such Purchaser shall no longer be in possession of any material non-public information of the Company. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting securities transactions. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Purchaser or any of its affiliates or advisers, or include the name of any Purchaser or any of its affiliates or advisers in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of such Purchaser, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements (including signature pages thereto) with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Market, in which case the Company will provide the Purchaser with prior written notice (including by e-mail) of such disclosure under this clause (ii).

5.4 Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser; provided that any and all costs to effect the pledge of the Securities are borne by the pledgor and/or pledgee and not the Company. Notwithstanding the foregoing, any Purchaser that is subject to the Company’s Insider Trading and Window Period Policy must comply with such policy as it may pertain to any pledges of Securities.

5.6 Subsequent Equity Sales. From the date hereof until the Shares have been registered under the Securities Act pursuant to an effective registration statement (the “Lock-Up Period”), the Company shall not (a) issue shares of Common Stock or Common Stock Equivalents, or (b) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 5.6 shall not apply to (i) the issuance of the Securities hereunder and the issuance of Warrant Shares upon exercise of any Warrant; (ii) the transactions contemplated by the Registration Rights Agreement; (iii) the issuance of Common Stock upon the exercise of any options or warrants or upon the vesting of any restricted stock units outstanding on the date hereof; (iv) the issuance of Common Stock or Common Stock Equivalents to employees, directors or consultants pursuant to (A) any stock option or equity incentive or employee stock purchase plan in effect on the date hereof and described in the SEC Reports or (B) any compensation agreements described in the SEC Reports; (v) the issuance of Common Stock in connection with acquisitions or strategic transactions, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, provided that the aggregate number of shares of Common Stock issued in accordance with clause (v) of this Section 5.6 do not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities; and (vi) the filing of a registration statement on Form S-8 with respect to any Common Stock or Common Stock Equivalents issued or issuable pursuant to any stock option, stock bonus, or other stock plan or arrangement described in the SEC Reports.

5.7 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Warrant Shares upon exercise of any Warrant.

5.8 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for working capital and general corporate purposes.

5.9 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Shares or Warrant Shares by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) business days of any such request therefor from such Purchaser, provided that the Company has timely received from the Purchaser customary representations and other customary documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC and other fees associated with such legend removal.

(b) Subject to receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other customary documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares or Warrant Shares (i) have been registered (or registered for resale) under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, (iii) are eligible for resale under Rule 144(b)(1) or any successor provision or (iv) if at any time on or after the date hereof such Purchaser certifies that it is not an “affiliate” of the Company (as such term is used under Rule 144) and that such Purchaser’s holding period for purposes of Rule 144 is at least six (6) months, then, in each such case, the Company shall, in accordance with the provisions of this Section 5.9(b) and within two (2) business days of any request therefor from a Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 5.9 may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC System as directed by such Purchaser. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC and other fees associated with such legend removal and issuance.

5.10 Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchaser, and its advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and such Purchaser shall have accepted in writing, and any Purchaser wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto. To the extent that any notice provided pursuant to any Transaction Document constitutes or contains material, non-public information regarding the Company, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.11 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Agreements unless the same consideration is also offered to all of the parties to such Transaction Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or Warrant Shares or otherwise.

5.12 Blue Sky Laws. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to each Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

5.13 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

(b) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

6. Conditions of Closing.

6.1 Conditions to the Obligation of the Purchasers. The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date) and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of the Closing Date.

(b) Performance. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. The purchase of and payment for the Securities by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities.

(e) Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing, including irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate or book-entry evidence of the issuance of Shares to each Purchaser hereunder.

(f) Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(g) Opinion of Company Counsel. The Company shall have delivered to the Purchasers and the Placement Agents the opinion of Wilson Sonsini Goodrich & Rosati, P.C., dated as of the Closing Date in customary form and substance to be reasonably agreed upon with the Purchasers.

(h) Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(f) (Adverse Changes) and 6.1(k) (Listing Requirements) of this Agreement have been fulfilled.

(i) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the transactions contemplated by this Agreement and the issuance of the Securities and the Warrant Shares.

(j) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) to the Purchasers.

(k) Listing Requirements. No stop order or suspension of trading shall have been imposed by the Nasdaq Market, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on a National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, either (i) in writing by the SEC or the National Exchange or (ii) by falling below the minimum listing maintenance requirements of the National Exchange (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods); and the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and the Warrant Shares and shall have received confirmation from Nasdaq that it has completed its review of such form with no objections to the transactions contemplated herein.

(l) Good Standing. The Company shall have delivered a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five business days of the Closing Date.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Placement Agents and the officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Placement Agents on or before the date hereof, shall be in full force and effect at Closing.

6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Common Stock to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects; provided that the representations and warranties of a Purchaser contained in Sections 4.1 and 4.2 shall be true and correct in all respects) and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement as of the Closing Date.

(b) Performance. Each Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(c) Injunction. The purchase of and payment for the Securities by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit C.

(e) Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by each Purchaser at the Closing as set forth in Exhibit A.

7. Termination.

7.1 Conditions of Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the mutual written agreement of the Company and each of the Purchasers, (b) by the Company if any of the conditions of Closing set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company, (c) by a Purchaser (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Purchaser, or (d) if the Closing has not occurred on or before June 30, 2025, other than as a result of a Willful Breach of a Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

8. Miscellaneous Provisions.

8.1 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

8.2 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail or facsimile with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a) If to the Company, addressed as follows:

Lexeo Therapeutics, Inc.
345 Park Avenue South, Floor 6
New York, NY 10010
Attention: R. Nolan Townsend, Chief Executive Officer
Email: rntownsend@lexeotx.com

with a copy (which shall not constitute notice):

Lexeo Therapeutics, Inc.
345 Park Avenue South, Floor 6
New York, NY 10010
Attention: Jenny R. Robertson, Chief Legal Officer
Email: jrrobertson@lexeotx.com

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.
1301 Avenue of the Americas

New York, NY 10019
Attention: Megan Baier and David Sharon
Email: mbaier@wsgr.com; dsharon@wsgr.com

(b) If to any Purchaser, at its address set forth on Exhibit A or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.2.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.3 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.4 Governing Law; Submission to Jurisdiction; Venue.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b) The Company and each of the Purchasers hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of New York in the State of New York;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.2 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law; and

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

8.5 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.6 Expenses. Each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), taxes and duties levied in connection with the delivery of any Securities to the Purchasers. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 8.10 of this Agreement and Section 2.5 of the Registration Rights Agreement, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable and documented fees of outside counsel and other reasonable and documented costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, the Company will reimburse the Purchasers and Cooley LLP, counsel for Purchasers, for all documented and reasonable consulting, legal and other out of pocket expenses related to the investment and corporate due diligence up to a maximum of $100,000 upon Closing.

8.7 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of a Purchaser, and (y) the Purchasers, in the case of the Company, provided that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.8 Confidential Information.

(a) Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Purchaser’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) The Company may request from the Purchasers such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Purchaser to acquire the Securities, and the Purchaser shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Purchaser confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. Each Purchaser acknowledges that the Company may publicly file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibits to a periodic report or a registration statement of the Company.

8.9 Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Placement Agents are intended third-party beneficiaries of the representations and warranties of the Company and of each Purchaser set forth in Section 3, Section 4 and Section 6.1(g) (as applicable).

8.10 Independent Nature of Purchasers’ Obligations and Right. The Company acknowledges and agrees that (i) each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby, and (ii) the obligations of each Purchaser under this Agreement and the other Transaction Agreements are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance obligations of any other Purchaser under this Agreement and other Transaction Agreements. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the other Transaction Agreements. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser also acknowledges that Wilson Sonsini Goodrich & Rosati, P.C. has rendered legal advice to the Company and not such Purchaser. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement and the other Transaction Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

8.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.12 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchasers of at least a majority in interest of the Securities then held by the Purchasers, or if prior to the Closing, Purchasers that have subscribed to purchase a majority of the Securities to be sold pursuant to this Agreement. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Purchaser without the written consent of such Purchaser unless (i) such amendment or waiver applies to all Purchasers in the same fashion and (ii) provided that the consent of each Purchaser is required for any change in the Purchase Price, any change in the type of security to be issued to Purchasers at Closing, and for the waiver of any of the conditions set forth in Section 6.1(d), 6.1(f), or 6.1(k); provided that any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser (or subset of Purchasers) relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser (or each member of such subset of Purchasers). The Company, on the one hand, and each Purchaser, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Purchaser or the Company, respectively.

8.13 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Securities in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.14 Mutual Drafting. This Agreement is the joint product of each Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.15 Reliance. The Company agrees that the Placement Agents, their respective affiliates and their respective representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any Placement Agent or any Purchaser by or on behalf of the Company, and (2) be indemnified by the Company for acting as a Placement Agent in accordance with the indemnification provisions set forth in the engagement letter, dated March 25, 2025, by and among the Company and the Placement Agents.

8.16 Additional Matters. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.

8.17 Waiver of Jury Trial. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

LEXEO THERAPEUTICS, INC.

By:
Name: R. Nolan Townsend
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

[●]

By:
Name: [●]
Title: [●]

EXHIBIT A

PURCHASERS

Purchaser Name	Number of Shares	Number of Common Warrants	Number of Pre-Funded Warrants	Subscription Amount

TOTAL:	[ ]	[ ]	[ ]	$[ ]

A-1

EXHIBIT B-1

FORM OF COMMON WARRANT

B-1

EXHIBIT B-2

FORM OF PRE-FUNDED WARRANT

B-2

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

C-1

EXHIBIT D

FORM-OF LOCK-UP AGREEMENT

D-1

EXHIBIT E

WIRE INSTRUCTIONS

E-1